UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On February 12, 2009 Revett Minerals closed a private placement of its shares. The private placement consisted of the sale of 10,000,000 equity units at a price of US$ 0.06 per unit for gross proceeds to the Company of US$ 600,000. Each equity unit included one (1) common share of the Company, and three-quarters (3/4) of a share purchase warrant exercisable at US$ 0.10 per full warrant. A copy of the release announcing the closing of the private placement is filed herewith as Exhibit 99.1 and incorporated by reference into this item 3.02

     On April 17, 2009 Revett Minerals issued 3,855,558 million shares to Silver Wheaton under the Participation Rights agreement, dated November 22, 2006, and in connection with the recent exchange of 20,553,500 Revett Silver Class B common shares for Revett Minerals common shares. Revett Minerals received gross proceeds of C$342,373.55. A copy of the release announcing the Silver Wheaton issuance is filed herewith as Exhibit 99.2 and incorporated by reference into this item 3.20

     Proceeds from the sale of equity units will be used for general working capital. The aforementioned securities will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated February 12, 2009

99.2	Press release dated April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: April 16, 2009	By:	/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary